UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLARK HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CLARK HOLDINGS INC.
121 New York Avenue
Trenton, New Jersey 08638

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 2, 2009

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Clark Holdings Inc., a Delaware corporation (the “Company”), will be held at the offices of Graubard Miller, general counsel to the Company, located at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174, on Tuesday, June 2, 2009 at 1:30 p.m. EDT, for the following purposes, as more fully described in the attached proxy statement:

1.	To elect two Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and
2.	To transact such other business as may properly come before the meeting, and any or all postponements or adjournments thereof.

Only stockholders of record at the close of business on April 7, 2009 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted. For directions to the meeting, please call (609) 396-1100.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 2, 2009: The Company’s proxy statement and annual report to security holders are available at http://bnymellon.mobular.net/bnymellon/gla.

By Order of the Board of Directors
Donald G. McInnes Chairman of the Board of Directors
Trenton, New Jersey May 7, 2009

CLARK HOLDINGS INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2009

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board directors for use at an annual meeting of stockholders to be held on Tuesday, June 2, 2009, and any postponements or adjournments.

On or about May 7, 2009, this proxy statement and the accompanying form of proxy are being mailed to each stockholder of record at the close of business on April 7, 2009.

The information provided in the “question and answer” format below is for your convenience only. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of two Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and
•	any other business that may properly come before the meeting.

Who is entitled to vote?

Holders of our common stock, including the common stock included in our units, as of the close of business on April 7, 2009, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 12,032,193 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted “FOR” the election of the nominees listed below under Proposal I.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting.

Can I change my vote after I return my proxy card?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our secretary;
•	voting in person at the meeting; or
•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our by-laws and Delaware law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither “FOR” nor “AGAINST” a matter but are counted in the determination of a quorum.

How may I vote?

You may vote your shares by mail. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you.

How many votes are needed for approval of each matter?

The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of a direction of the securities holder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee’s favor.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 30, 2009 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our current executive officers and directors, (iii) each nominee for director and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Cherokee Capital Management, LLC(2)	3,080,000	25.6%
T. Rowe Price Associates, Inc.(3)	2,646,200	19.3%
Davis Selected Advisors, L.P.(4)	1,493,715	12.4%
Charles Royce(5)	1,503,497	11.5%
James J. Martell(6)	1,240,065	10.0%
Pine River Capital Management(7)	1,311,300	9.8%
Gregory E. Burns(8)	3,973,723	29.7%
Tim Teagan(9)	232,267	1.9%
Edward W. Cook(10)	168,104	1.4%
Donald G. McInnes(11)	132,686	1.1%
Maurice Levy(12)	101,556	*%
Brian Bowers(13)	27,133	*%
Charles H. “Skip” Fischer(14)	15,000	*%
Kenneth L. Saunders(15)	8,691	*%
Stephen M. Spritzer(16)	8,325	*%
Brian Gillen(17)	0	*%
All directors and executive officers as a group (ten individuals)(18)	4,667,485	34.3%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 121 New York Avenue, Trenton, New Jersey 80638.
(2)	Each of Cherokee Capital Management, LLC, Charles C. Anderson, Jr., Joel R. Anderson, the Delaware ESBT of Charles C. Anderson, Jr., Terrence C. Anderson, Clyde B. Anderson, Harold M. Anderson and David Gillis has shared power to vote and dispose of the shares of common stock. The business address of each of the reporting persons is c/o Anderson Media Corporation, 6016 Brookvale Lane, Suite 151, Knoxville, Tennessee 37919. The foregoing information was derived from a Schedule 13D, as amended on September 18, 2008.
(3)	Includes 1,011,800 shares of common stock and 622,600 shares of common stock subject to warrants held by various individual and institutional investors, including 954,000 shares of common stock and 1,544,000 shares of common stock subject to warrants held by T. Rowe New Horizons Fund, Inc. (“Fund”). T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole dispositive power over all such shares and has sole voting power over 90,400 of such shares. The business address of each of T. Rowe Price and the Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)	Davis Selected Advisors, L.P. has sole voting and dispositive power over the shares of common stock. The business address of Davis Selected Advisors, L.P. is 2949 East Elvira Road, Suite 101, Tuscon, Arizona 85706. The foregoing information was derived from a Schedule 13G, as amended on February 13, 2009.
(5)	Includes 498,952 shares of common stock and 1,004,545 shares of common stock subject to warrants, over all of which Mr. Royce has sole voting and dispositive power. The business address of Mr. Royce is c/o Royce & Associates, LLC, 1414 Avenue of the Americas, New York, New York 10019.
(6)	Includes 808,247 shares of common stock and 431,818 shares of common stock subject to warrants, over all of which Mr. Martell has sole voting and dispositive power.
(7)	Each of Brian Taylor and Pine River Capital Management L.P. (“Pine River”) has shared power to vote and dispose of the shares of common stock. The business address of each of Mr. Taylor and Pine River is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. The foregoing information was derived from a Schedule 13G, as amended on January 15, 2009.

(8)	Includes 2,616,926 shares of common stock, 1,353,464 shares of common stock subject to warrants and 3,333 shares of common stock subject to stock options, over all of which Mr. Burns has sole voting and dispositive power. Does not include 156,667 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Burns’ address is 330 Madison Avenue, 6th Floor, New York, New York 10017. Mr. Burns is a member of our board of directors and is our President and Chief Executive Officer.
(9)	Includes 213,517 shares of common stock and 18,750 shares of common stock subject to stock options, over all of which Mr. Teagan has sole voting and dispositive power. Does not include 46,250 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Teagan is a member of our board of directors and is the President and Chief Executive Officer of our operating subsidiary, The Clark Group, Inc.
(10)	Includes 71,862 shares of common stock over which Mr. Cook has sole voting and dispositive power, 2,000 shares of common stock over which Mr. Cook has shared voting and dispositive power, 90,909 shares of common stock subject to warrants over which Mr. Cook has sole voting and dispositive power and 3,333 shares of common stock subject to stock options over which Mr. Cook has sole voting and dispositive power. Does not include 6,667 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Cook is a member of our board of directors.
(11)	Includes 70,062 shares of common stock over which Mr. McInnes has sole voting and dispositive power, 200 shares of common stock over which Mr. McInnes has shared voting and dispositive power, 59,091 shares of common stock subject to warrants over which Mr. McInnes has sole voting and dispositive power and 3,333 shares of common stock subject to stock options over which Mr. McInnes has sole voting and dispositive power. Does not include 6,667 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. McInnes is the Chairman of our board of directors.
(12)	Includes 67,950 shares of common stock over which Mr. Levy has sole voting and dispositive power, 3,000 shares of common stock over which Mr. Levy has shared voting and dispositive power, 27,273 shares of common stock subject to warrants over which Mr. Levy has sole voting and dispositive power and 3,333 shares of common stock subject to stock options over which Mr. Levy has sole voting and dispositive power. Does not include 6,667 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Levy is a member of our board of directors.
(13)	Includes 23,800 shares of common stock and 3,333 shares of common stock subject to stock options, over all of which Mr. Bowers has sole voting and dispositive power. Does not include 6,667 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Bowers is a member of our board of directors. The business address for Mr. Bowers is P.O. Box 219335, Kansas City, Missouri 64121-9335.
(14)	Mr. Fischer has sole voting and dispositive power over the shares of common stock. Does not include 6,250 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Fischer is the President and Chief Operating Officer of Clark Distribution Systems, Inc., Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc.
(15)	Mr. Saunders has sole voting and dispositive power over the shares of common stock. Mr. Saunders is a member of our board of directors.
(16)	Mr. Spritzer has sole voting and dispositive power over the shares of common stock. Does not include 6,250 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Spritzer is our Chief Financial Officer, Treasurer and Secretary.
(17)	Does not include 6,250 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days. Mr. Gillen is the President and Chief Operating Officer of our indirect, wholly-owned subsidiary, Clark Worldwide Transportation, Inc.
(18)	Includes 3,101,333 shares of common stock and 1,566,152 shares of common stock subject to options and warrants. Does not include 98,335 shares of common stock subject to stock options that are not currently exercisable and will not become exercisable within 60 days.

The shares held by certain of the insiders are subject to an escrow agreement, as described in the section entitled “Certain Relationships and Related Transactions — Related Party Transactions.”

PROPOSAL I
ELECTION OF DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors (Class A), consisting of Gregory E. Burns and Kenneth L. Saunders, will expire at this year’s annual meeting. The term of office of the second class of directors (Class B), consisting of Donald G. McInnes, Edward W. Cook and Brian H. Bowers, will expire at our annual meeting in 2010. The term of office of the third class of directors (Class C), consisting of Maurice Levy and Timothy Teagan, will expire at our annual meeting in 2011.

Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the re-election of each of Gregory E. Burns and Kenneth L. Saunders. In case any of the nominees becomes unavailable for re-election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. Our amended and restated certificate of incorporation does not provide for cumulative voting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

Information About Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Donald G. McInnes	68	Chairman of the Board
Gregory E. Burns	40	Director and President and Chief Executive Officer
Timothy Teagan	58	Director and President and Chief Executive Officer of The Clark Group, Inc.
Brian Bowers	56	Director
Edward W. Cook	50	Director
Maurice Levy	51	Director
Kenneth L. Saunders	43	Director
Charles H. “Skip” Fischer III	46	President and Chief Operating Officer of Clark Distribution Systems, Inc., Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc.
Brian Gillen	48	President and Chief Operating Officer of Clark Worldwide Transportation, Inc.
Stephen M. Spritzer	55	Chief Financial Officer, Treasurer and Secretary

Donald G. McInnes has been a member of our board of directors since our inception and has served as Chairman of our board of directors since November 2008. Mr. McInnes has over 35 years of experience in the transportation and logistics sector and related industries. Since 1998, Mr. McInnes has consulted on transportation and intermodal issues, first to Burlington Northern and Santa Fe (“BNSF”) Corporation, and then with his own consulting practice, McInnes Global Enterprise. From 1995 to 1997, Mr. McInnes served as chief operating officer of BNSF Corporation, a publicly traded railroad, where he managed the integration of Burlington Northern and Santa Fe Pacific. From 1993 to 1995, Mr. McInnes served as chief operating officer of Santa Fe Pacific. From 1989 to 1992, Mr. McInnes served as vice president of Santa Fe Pacific, where he was responsible for forming the company’s intermodal business unit. In 1989, Mr. McInnes founded the Intermodal Association of North America (IANA) and was elected the first chairman of the board. From 1969 to 1989, Mr. McInnes worked for the Santa Fe Railway Company. While at Santa Fe Railway, he served from 1988 to 1989 as vice president — administration where he conducted a comprehensive study of the company’s operations which resulting in a restructuring of the intermodal business. Prior to 1988, Mr. McInnes worked in almost every region served by Santa Fe, coordinating operations with increasing responsibility until 1988. Before joining Santa Fe Railway, Mr. McInnes served in the U.S. Air Force where he was promoted to Captain and awarded a bronze star before being assigned to the U.S. Army Transportation Engineering Agency. Mr. McInnes received his B.A. in Economics from Denison University and his M.S. in Transportation from Northwestern University.

Gregory E. Burns, CFA, has been a member of our board of directors since our inception and has served as President and Chief Executive Officer since August 2008. Mr. Burns alse served as our President and Chief Executive Officer from our inception until the consummation of our acquisition of The Clark Group, Inc. in February 2008, as described in our Definitive Proxy Statement on Schedule 14A dated January 28, 2008 (the “Acquisition”). Mr. Burns has worked with companies in the transportation and logistics sector and related industries for over 10 years as an equity research analyst and consultant. Since June 2005, Mr. Burns has served as president of Blue Line Advisors, Inc., a strategic consulting firm that provides consulting services to companies in the transportation and logistics sector and related industries. From April 2001 to May 2005, Mr. Burns served as a vice president and research analyst at J.P. Morgan Securities, Inc., responsible for research coverage of the trucking, rail and global logistics industries. From February 1999 to April 2001, Mr. Burns was a director of Lazard, at the time a privately held investment bank, where he was responsible for research coverage of the airfreight and logistics sector. From February 1997 to February 1999, Mr. Burns served as a vice president at Gerard Klauer Mattson, a private investment banking firm, where he was responsible for research coverage of the air freight and logistics industry. Mr. Burns is also a member of the council of Supply Chain Management Professionals, a chartered financial analyst, a member of the Association for Investment Management and Research (AIMR), and a member of the New York Society of Security Analysts. Mr. Burns received his B.A. in Political Science from Trinity College.

Timothy Teagan has been a member of our board of directors since the Acquisition and has been the President and Chief Executive Officer of The Clark Group, Inc. since August 2008. He previously served as our President and Chief Executive Officer from the consummation of the Acquisition until August 2008. Mr. Teagan has been employed by one of the several subsidiaries of The Clark Group, Inc. since 1972. He started his career with The Clark Group, Inc. as a management and sales trainee in Chicago, working in its then exhibit and theatrical transportation division. His executive responsibilities since that time have included managing motion picture film warehouses, operating trucking fleets, starting and growing non-asset based freight forwarders. Mr. Teagan has been President of Clark Distribution Systems, Inc. since its inception in 1984. Shortly thereafter, Mr. Teagan was named President of Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc. Mr. Teagan earned a B.S. degree from Eastern Michigan University.

Brian Bowers has been a member of our board of directors since the Acquisition. Mr. Bowers has over 25 years of experience in the transportation and logistics sector and related industries. Since 1998, Mr. Bowers has been employed by Schneider National, Inc. (“Schneider”). He has served as a senior vice president at Schneider since 2004, during which time he was responsible for direct sales in Schneider’s European and Mexican markets, business development for its international offerings, creation of new domestic wholesale channels and design of a domestic logistics unit serving steamship lines and freight forwarders. From 1988 to 1998, Mr. Bowers was President of the Dallas, Houston, and New Orleans groups of The Hub Group, Inc., providers of intermodal marketing services. From 1982 to 1988, Mr. Bowers was employed as a vice president of North American Van Lines, holding various positions ranging from sales to business development. From 1976 to 1983, Mr. Bowers held various positions with Broadway Express, which specializes in transporting technical equipment, as well as residential and corporate moves. Mr. Bowers received his bachelor of arts from Drake University and his masters of business administration from The Ohio State University.

Edward W. Cook has been a member of our board of directors since our inception. Mr. Cook has over 20 years of experience in the transportation and logistics sector and related industries and in the finance and accounting fields. Since 2002, Mr. Cook has served as a founding member, president and majority owner of Performance Fire Protection, LLC, a regional provider of fire protection systems and related services. From 2003 to 2004, Mr. Cook served as an independent director and audit committee chairman for SmartMail Services Inc., a high-volume shipper of flat and parcels for corporate mailings. Mr. Cook served as chief financial officer, senior-vice president, treasurer and director of Landair Services, Inc. from September 1994 until September 1998, when it was separated into two public companies, Forward Air Corporation, a contractor to the air cargo industry, and Landair Corporation, a truckload and dedicated contract carrier. Mr. Cook continued to serve as chief financial officer, senior-vice president, treasurer and director for Forward Air Corporation until May 2001 and as chief financial officer, senior-vice president and treasurer of Landair Corporation until June 2000. During the last three years of Mr. Cook’s involvement with Forward Air Corporation, the company was recognized in the top 40 of the 200 Best Small Companies in America by

Forbes Magazine. From 1988 to 1994, Mr. Cook served in the audit division of Ernst & Young, most recently as a senior manager. From 1986 to 1988, Mr. Cook served as controller for Ryder Temperature Controlled Carriage. Mr. Cook, who began his career as an auditor with Ernst & Young, is a certified public accountant and received his B.S. from Gardner-Webb University.

Maurice Levy has been a member of our board of directors since our inception. Mr. Levy has over 20 years of experience in the transportation and logistics sector and related industries. Mr. Levy currently owns and operates Smart Ventures LP, a private consulting company wholly owned and controlled by Mr. Levy which offers sales, marketing and supply chain consulting services, with a particular emphasis on advising distressed companies. In addition, Mr. Levy has served as the chief operating officer of Dynamex, Inc., a provider of same-day delivery and logistics services, since July 2007. He is responsible for field operations, sales and marketing in the United States and Canada. From November 2005 to June 2007, Mr. Levy served as the senior vice president for charter sales for Executive Jet Management. From 2002 to 2005, Mr. Levy served as senior vice president for sales and marketing of MAGNATRAX Corporation, which manufactures pre-engineered metal buildings and other engineered products and which operates MAGNATRAN, a flat bed carrier. At the time, MAGNATRAX was a holding of Onex Corporation. MAGNATRAX filed for Chapter 11 bankruptcy in 2003, and subsequently emerged from bankruptcy after a financial restructuring in 2004. From May 2000 until September 2000, Mr. Levy served as chief operating officer of EZ2GET.com, a web-based restaurant delivery company. Mr. Levy served as chief executive officer of EZ2GET.com from September 2000 until May 2001. Mr. Levy was retained by EZ2GET.com in connection with a proposed financial restructuring of the company. In connection with its restructuring, EZ2GET.com filed for Chapter 11 bankruptcy in 2001 during Mr. Levy’s tenure as chief executive officer. Subsequent to his departure in May 2001, EZ2GET.com was forced to liquidate as a result of financial and funding difficulties arising after September 11, 2001. Mr. Levy served as senior vice president, sales, marketing and new business ventures from 1995 to 2000, and senior vice president, sales, customer service and retail sales from 1990 to 1995 for Purolator Courier Limited, a Canadian overnight transportation company, which was a holding of Onex Corporation. From 1979 to 1990, Mr. Levy was employed by Federal Express Corporation. From 1987 to 1990, Mr. Levy was managing director of sales for Federal Express Corporation’s Canadian region. From 1979 to 1987, Mr. Levy held various sales and district management positions within Federal Express Corporation. Mr. Levy received his B.A. in Public Administration from the College of New Jersey.

Kenneth L. Saunders has been a member of our board of directors since November 2008 and previously served as our Chief Financial Officer from June 2006 until the consummation of the Acquisition. He has over 15 years experience in senior financial management positions at public and private entities. He is currently the Chief Financial Officer for Blue Line Advisors, Inc., a private company wholly-owned and controlled by Gregory Burns, the Company’s Chief Executive Officer and President. From May 2005 to May 2006, he was Senior Vice President of Strategy and Business Development for TNS Media Intelligence, the U.S. subsidiary of the publicly listed United Kingdom company TNS. He previously had served as Chief Financial Officer of TNS Media Intelligence from 2003 to 2005. Prior to joining TNS, Mr. Saunders spent 10 years with the National Football League, including three years based in London as Chief Financial Officer of NFL Europe. Prior to joining the NFL, Mr. Saunders was an analyst in investment banking with Dillon, Read & Co. Inc. Mr. Saunders began his career in Tokyo, Japan as a corporate finance analyst at Citibank N.A. Mr. Saunders graduated with a B.S. degree in Economics from the Wharton School at the University of Pennsylvania and received his M.B.A. from Columbia University’s Graduate School of Business.

Charles H. “Skip” Fischer III has served as the President and Chief Operating Officer of The Clark Group, Inc.’s domestic division, which includes Clark Distribution Systems, Inc., Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc., since the Acquisition. Prior to such time, Mr. Fischer served as Senior Vice President of The Clark Group, Inc. and Executive Vice President of Highway Distribution Systems, Inc., beginning in December 2005. Prior to joining Clark, from January 2002 until December 2005, Mr. Fischer was Executive Vice President of Kappa Graphics, a commercial printer and publisher of crossword puzzles and word-find books in the United States. Kappa Graphics is a long-standing customer of Clark Distribution Systems, Inc. From 1988 through 2001, Mr. Fischer held numerous financial and operational executive positions at several of publishers in New York City. These positions included, Chief Operating Officer of Dorling Kindersley, Chief Executive Officer of US Media Holdings, and Chief Operating Officer of

Von Holtzbrinck Publishing Services. From 1984 to 1988, Mr. Fischer was a Senior Auditor with Arthur Young in New York City, specializing in the firms publishing clients. Mr. Fischer is a Certified Public Accountant in New York and New Jersey and holds a Bachelor of Science degree in accounting from Syracuse University.

Brian G. Gillen has been the President and Chief Operating Officer of Clark Worldwide Transportation since May 2008. He has over 25 years experience in global logistics at public and private entities. From 2003 to 2008, Mr. Gillen served as Vice President, International Sales at Pilot Freight Services. In this role, Mr. Gillen was responsible for the overall growth and profitability of international products and services, as well as expanding the company’s global market share. Prior to his tenure at Pilot, Mr. Gillen served at Airborne Freight Corporation, Inc. from 1984 to 2003 in a variety of roles. Most recently, he served as General Manager, International where he drove improved sales force efficiencies and forecasting accuracy via the effective implementation of various automation and CRM initiatives. Mr. Gillen was also responsible for coordinating global supply chain solutions and systems integration, as well as directing new business development. Mr. Gillen graduated with a B.A. degree in Economics from Villanova University and received his M.S. degree from the New Jersey Institute of Technology’s Graduate School of Management.

Stephen Spritzer has been our Chief Financial Officer, Treasurer and Secretary since the Acquisition. Mr. Spritzer has been Chief Financial Officer of The Clark Group, Inc. since February 2007. From 1993 to 2007, Mr. Spritzer maintained a private consulting practice with expertise in various industries including Security, Information Services, Software Design, Gaming & Racing, and Hospitality. With many of these clients, Mr. Spritzer managed and operated the accounting and financial departments of the organizations. From 1987 through 1993, Mr. Spritzer served as Chief Financial Officer of Victoria Station Inc., a publicly held company in the hospitality industry. Prior to 1987, he served as a senior executive of two large privately held companies in the fields of protection and news information; and as a senior consultant with Deloitte and Touche, LLP where he advised and consulted in areas such as turnaround analysis and implementation, cost containment, budgeting, financial planning, marketing plans, litigation support (anti-trust), accounting and financial system design, financial feasibility studies and expansion analysis. Mr. Spritzer has a B.A. in Economics from Hamilton College, a G.C. in Economics from the London School of Economics and a M.B.A. in Accounting and Finance from the University of Chicago. He is a Certified Public Accountant.

Independence of Directors

As a result of our securities being listed on the NYSE Amex, we adhere to the rules of that exchange in determining whether a director is independent. Our board of directors also will consult with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE Amex listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The exchange requires that a majority of the board of directors of a company be independent, as determined by the board. Consistent with these considerations, our board of directors has affirmatively determined that, Messrs. Cook, McInnes, Levy, and Bowers, constituting a majority of the board of directors, are independent directors for the ensuing year.

Board and Committee Information

During the fiscal year ended January 3, 2009, our board of directors met 11 times. Although we do not have any formal policy regarding director attendance at annual stockholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend in person or by telephone conference. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. We have standing nominating, compensation and audit committees of the board of directors. During the fiscal year ended January 3, 2009, each of our directors attended at least 75% of the aggregate of (i) the number of meetings of the board held during the period he served as a director and (ii) the number of meetings of committees on which he served.

Audit Committee Information and Report

Our audit committee consists of Messrs. Cook, McInnes and Levy, each an independent director under the NYSE Amex rules, with Mr. Cook serving as its chairman. During the fiscal year ended January 3, 2009, our audit committee met 13 times. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;
•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;
•	reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The Audit Committee Charter is attached to this proxy statement as Annex A.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE Amex rules. The NYSE Amex rules define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NYSE Amex that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board has determined that Mr. Cook satisfies the NYSE Amex’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Our audit committee has met and held discussions with management and Parente Randolph, LLC, our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided the audit committee with the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the committee discussed with the independent auditors and management the auditors’ independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by our independent auditors. Based upon the committee’s discussion with management and the independent auditors and the committee’s review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended January 3, 2009.

The Members of the Audit Committee

Edward W. Cook (Chairman)
Maurice Levy
Donald G. McInnes

Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by us under those statutes, this section entitled “Audit Committee Information and Report” will not be incorporated by reference in any of those prior filings or any future filings by us.

Nominations Committee Information

Our nominations committee was established upon consummation of the Acquisition and consists of Messrs. McInnes, Cook, Bowers and Levy, each an independent director under NYSE Amex rules, with Mr. McInnes serving as chairman until February 2009 and Mr. Bowers serving as chairman since that time. Our nominations committee met once during the fiscal year ended January 3, 2009. The nominations committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominations committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominations Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominations committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominations committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominations committee does not distinguish among nominees recommended by stockholders and other persons.

The Nominations Committee Charter is attached to this proxy statement as Annex B.

Compensation Committee Information

Our compensation committee was established upon consummation of the Acquisition and consists of Messrs. McInnes, Cook and Bowers, with Mr. McInnes serving as chairman. Each of Messrs. McInnes, Cook and Bowers is a non-employee director and is independent pursuant to NYSE Amex rules. During the fiscal year ended January 3, 2009, our compensation committee met five times. The purpose of our compensation committee, which does not have a charter, is to review and approve compensation paid to certain of our senior managers and to all our executive officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans. At present, our only incentive compensation plan is our 2007 Long-Term Incentive Equity Plan.

Our compensation committee generally meets on a quarterly basis to consider compensation trends and best practices in compensation policies and their applicability to us. The compensation committee meets late each year as part of the following year budget approval process, or early in the following year, to determine compensation (including base salary, bonus targets, bonus goals and long-term incentive awards) for the executive officers and certain other senior managers, beginning its work with recommendations on all these items received from Mr. Burns and within the context of any applicable employment agreements. A portion of our earnings for each fiscal year becomes available for bonus awards at the end of such fiscal year. Certain of the executive officers and such senior managers receive a pre-determined share of such amount, and the remainder is awarded at the discretion of the compensation committee based on the achievement of bonus goals. Mr. Burns, in consultation with the President and Chief Executive Officer of The Clark Group, Inc., recommends to the compensation committee the pre-determined share to be allocated to such senior managers and the executive officers for the ensuing fiscal year (except as established by any applicable employment agreement) and the amount of the discretionary bonuses to be paid to such senior managers and the executive officers for the prior fiscal year, excluding himself, based on their evaluation of the extent to which each such individual has attained the bonus goals and targets. The compensation committee then meets to determine the pre-determined shares for the ensuing fiscal year and the discretionary bonus awards for the prior fiscal year for Mr. Burns, the other executive officers and such senior managers. There may be circumstances in which the compensation committee determines that a bonus or other incentive compensation should be paid to an executive officer or other member of senior management even where bonus goals and targets were not attained.

The compensation committee from time to time engages outside compensation consultants to assist in the valuation of compensation packages, to analyze general market trends in executive compensation and to compare the compensation of our senior management, including the named executive officers, to publicly-reported compensation paid by other transportation and logistics companies. In the fiscal year ended January 3, 2009, the compensation committee engaged the services of an outside consultant to evaluate overall compensation levels for our executive officers and other members of senior management and to assist in the determination of Mr. Burns’ compensation.

Executive and Director Compensation

Summary Compensation Table

The following table shows the compensation paid or accrued by us to all individuals who served as our principal executive officer during the last fiscal year and our two most highly compensated executive officers who were executive officers as of the end of the fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Gregory E. Burns(1)	2008	$—	$—	$—	$33,373	$33,373
Timothy Teagan(2)	2008	$287,053	$143,975	$90,425	$17,267	$538,720
Skip Fischer	2008	$249,263	$74,250	$—	$26,735	$350,247
Stephen Sprizter	2008	$175,000	$33,652	$—	$8,667	$217,319

(1)	Represents fees received as compensation for Mr. Burns service as a director, as follows: $27,000 in fees earned or paid in cash and $6,373 in option awards. Mr. Burns received no compensation for his services as our President and Chief Executive Officer in the fiscal year ended January 3, 2009.
(2)	Represents compensation for Mr. Teagan’s services as President and Chief Executive Officer of The Clark Group, Inc. Mr. Teagan receives no compensation for his services as a director.

Prior to February 2009, Mr. Burns received compensation for his services as director and no compensation for his services as our President and Chief Executive Officer. In February 2009, we approved a compensation arrangement for Mr. Burns as our President and Chief Executive Officer and ceased paying him compensation for his services as a director. Pursuant to his compensation arrangement, Mr. Burns receives a base salary at the rate of $180,000 per year and is eligible to receive an annual equity incentive bonus of up to 100% of his annual base salary, based upon the achievement of benchmarks focused on increasing stockholder value, as determined in advance by the Compensation Committee. As part of the compensation arrangement, Mr. Burns also was granted, under the Company’s 2007 Long-Term Incentive Plan, a ten-year option to purchase up to 150,000 shares of the Company’s common stock at an exercise price of $0.69 per share (the closing price of the Company’s common stock on the NYSE Amex on February 9, 2009, the date of the grant), vesting in three equal installments on the first three anniversaries of the date of grant. Mr. Burns will not participate in the health and retirement plans available to the Company’s other officers and employees. Prior to becoming our President and Chief Executive Officer in August 2008, Mr. Burns received compensation for his service as a director as set forth below.

In connection with our acquisition of The Clark Group, Inc. (the Acquisition, as defined above), we entered into an employment agreement with Mr. Teagan, providing for him to be employed as President and Chief Executive Officer of The Clark Group, Inc., at a base annual salary of $283,109, with a further automobile allowance of $9,330. It also provides for him to be eligible to receive an annual bonus according to the plan described below and for him to receive annual equity incentives up to 40% of his base salary as determined by the compensation committee based on the achievement of individual objectives and corporate benchmarks. Furthermore, in June 2008, upon completion of The Clark Group, Inc.’s audited financial statements for the 2007 fiscal year, Mr. Teagan received a ten year option to purchase 56,250 shares of our common stock at an exercise price of $2.75 per share (the closing price of the Company’s common stock on the NYSE Amex on the date of the grant). The options vest in increments of one third at each anniversary of the grant date.

Mr. Teagan’s employment agreement also obligates us to maintain certain benefits received under Mr. Teagan’s prior employment agreement, including life and disability insurance, health care insurance, dental insurance, prescription coverage, short term disability insurance, vacation and illness benefits and long term disability coverage, in accordance with existing practices. All of these benefits other than long term disability coverage are available to our employees on a company-wide basis. With respect to such coverage, we pay the annual premium, which for 2008 was an aggregate of approximately $575.00 for Mr. Teagan. He is entitled to reimbursement for documented and reasonable business expenses incurred in connection with the performance of his duties and to participate in any group insurance, hospitalization, medical, dental, health and disability benefit plans sponsored by us to the extent he is eligible therefor. We may in our discretion establish senior management benefit programs as well.

The term of Mr. Teagan’s employment agreement is three years from February 12, 2008, the date of the closing of the Acquisition, unless earlier terminated as follows. Mr. Teagan may be terminated at any time for “cause” (as defined in the agreement), in which event we shall pay accrued salary and vacation through the termination date, but shall pay no severance of any kind. Mr. Teagan may voluntarily terminate his agreement upon 180 days notice, in which event we shall pay accrued salary through the termination date, but, again, shall pay no severance of any kind. In addition, Mr. Teagan may be terminated without cause upon 30 days written notice or may voluntarily terminate his agreement upon the occurrence of certain “fundamental changes” (as defined in the agreement); in either event we shall pay accrued salary through the termination date, shall pay severance for twelve months or through the term of the agreement, whichever is longer, and shall pay bonuses on a pro rata basis. “Fundamental changes” include a material diminishing of Mr. Teagan’s duties, authority or responsibility.

During the term of his agreement and for two years thereafter, Mr. Teagan covenants not to interfere with our business by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employees to terminate his or her employment with us in order to become an employee, consultant or independent contractor to any other employer. During the term of his agreement and for one or two years thereafter, Mr. Teagan covenants to not, in the United States or Canada, either directly or indirectly, without our written consent, engage in any activity in which we are engaged prior to or at the time of, as applicable, the termination of his employment with us.

In February 2007, The Clark Group, Inc. entered into an employment agreement with Mr. Spritzer, providing for him to be employed as Chief Financial Officer and Chief Administrative Officer of The Clark Group, Inc., at an initial base salary of $136,000. His base salary was subsequently increased to $178,365.

Under the employment agreement, Mr. Spritzer is eligible for a performance bonus. He is also entitled to reimbursement for reasonable business expenses incurred in connection with the performance of his duties and to participate in any benefit plans sponsored by us, including health, pension and short-term disability and life insurance.

Mr. Spritzer’s employment agreement renews for additional successive one year terms, unless we notify him that it will be allowed to expire by December 31 or it is earlier terminated as follows. We may terminate Mr. Spritzer’s employment upon 10 days’ notice for “good cause” (as defined in the employment agreement) or he may voluntarily terminate his employment upon 60 days’ notice; in either case, he will have no right to severance. If Mr. Spritzer’s employment is terminated by us without good cause, he will be paid severance equal to one year of his then current base salary and a prorated portion of his annual performance bonus, as long as he returns all of our company property and continues to comply with our confidentiality policy. If we request or direct Mr. Spritzer to move his place of employment more than 20 miles or if his duties are significantly altered or reduced, Mr. Spritzer may elect to receive severance as if he had been terminated without good cause.

In February 2007, The Clark Group, Inc. entered into an employment agreement with Mr. Fischer, providing for him to be employed as Executive Vice President of Clark Distribution Sytems, Inc. and Highway Distribution Systems, Inc., at an initial base salary of $230,000, with a further automobile allowance of $10,000 per year. Mr. Fischer’s base salary was subsequently increased to $251,327 and, in connection with the Acquisition, he was promoted to President and Chief Operating Officer of our domestic division (comprised of Clark Distribution Systems, Inc., Highway Distribution Systems, Inc. and Evergreen Express Lines, Inc.). Under the employment agreement, Mr. Fischer is eligible for a performance bonus and an annual incentive bonus. He is also entitled to reimbursement for reasonable business expenses incurred in connection with the performance of his duties and to participate in any benefit plans sponsored by us, including health, pension and short-term disability and life insurance.

In late 2007, Mr. Fischer’s employment agreement was extended through December 31, 2010, unless earlier terminated as follows. We may terminate Mr. Fischer’s employment upon 10 days’ notice for “good cause” (as defined in the employment agreement) or he may voluntarily terminate his employment upon 60 days’ notice; in either case, he will have no right to severance. If Mr. Fischer’s employment is terminated by us without good cause, he will be paid severance equal to his base salary through the term of his agreement and a prorated portion of his annual performance and incentive bonuses, as long as he returns all of our company property and continues to comply with our confidentiality policy.

Executive cash bonuses are paid from an executive bonus pool that consists of 8% of earnings before interest and taxes and before executive bonuses. Each participating executive will be assigned a pre-determined share of the pool. However, 25% of each executive’s share will be distributed only to the extent the executive has achieved pre-determined objectives as communicated by the compensation committee. The objectives and corporate benchmarks that will be utilized in determining the discretionary portion of an executive’s bonus include, among other key business factors that the board of directors may determine in the future: hiring and retaining key personnel, achieving specific milestones related to enhancing technology infrastructure and achieving key metrics related to business development objectives. In summary, the executive cash bonuses are divided into two portions: (i) 75% that is tied directly to corporate-wide earnings before interest and taxes, and thus fluctuates as a percentage of this metric, and (ii) 25% that is discretionary, and is based on specific performance objectives as set by the compensation committee.

Mr. Teagan participated in the executive bonus pool. He received the portion of his bonus tied directly to our earnings before interest and taxes and approximately 50% of the discretionary portion of his bonus based on the achievement of certain of his performance objectives. Mr. Spritzer did not participate in the executive bonus pool. He received a portion of the performance bonus provided for in his employment agreement based on the achievement of certain of his performance objectives. Mr. Fischer also did not participate in the executive bonus pool. He received his annual incentive bonus tied directly our earnings and his full performance bonus based upon the recommendation of Mr. Teagan, each as provided for in his employment agreement.

Outstanding Equity Awards at Fiscal Year End

The following table contains information concerning unexercised options for each Named Executive Officer, outstanding as of January 3, 2009:

Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price	Option Expiration Date
Gregory E. Burns	—	—	—
Timothy Teagan	56,250	$2.75	6/5/2018
Skip Fischer	—	—	—
Stephen Spritzer	—	—	—

Retirement Benefits and Payments Upon a Resignation, Retirement or Change of Control

We do not have special retirement plans for our Named Executive Officers. Messrs. Teagan, Fischer and Spritzer may participate in the same retirement plans as are available to substantially all of our employees, including our 401(k) plan. Mr. Burns does not participate in any such plans.

As described above, each of Messrs. Teagan, Spritzer and Fischer is entitled to receive severance upon termination of his employment without cause. In addition, Mr. Teagan is entitled to receive severance upon the occurrence of certain “fundamental changes” and Mr. Spritzer is entitled to receive severance if we move his place of employment more than 20 miles or his duties are significantly altered or reduced.

Furthermore, the vesting of stock options and other awards granted under our 2007 Long-Term Incentive Equity Plan may be accelerated upon the occurrence of certain events. In the event any person acquires 50% or more of our common stock, and our board does not approve such acquisition, then all such awards will vest immediately. In the event of an acquisition of substantially all of our assets or 50% or more of our common stock, the compensation committee may elect to accelerate the vesting of such awards. As of January 3, 2009, Mr. Teagan held a ten year stock option to purchase 56,250 shares of our common stock.

Director Compensation

The following table contains information concerning compensation of our directors for the fiscal year ended January 3, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Donald G. McInnes	$55,500	$6,373	$61,873
Brian Bowers	$36,000	$6,373	$42,373
Edward W. Cook	$54,000	$6,373	$60,373
Maurice Levy	$42,500	$6,373	$48,873
Kenneth L. Saunders(1)	$1,650		$1,650
James J. Martell(2)	$37,750	$6,373	$44,123

(1)	Mr. Saunders was appointed to the board of directors on November 28, 2008.
(2)	Mr. Martell resigned from the board of directors on October 14, 2008.

Employees of ours who serve on the board of directors do not receive any cash compensation for their service as members of the board of directors, except for Mr. Burns who received compensation for his services as a director during the time, from August 2008 to February 2009, that he also served as our President and Chief Executive Officer without compensation. We ceased paying Mr. Burns compensation as a director upon the approval in February 2009 of a compensation arrangement for his services as President and Chief

Executive Officer. Prior to 2009, Mr. Burns was compensated as if he were a non-employee director and such compensation is reported in the Summary Compensation Table above.

Our non-employee directors each receive an annual cash fee of $20,000 and an additional $1,000 fee for each board and committee meeting that they attend in person. Prior to February 2009, non-employee directors also received a $1,000 fee for each meeting attended by telephonic participation lasting one hour or more and a $500 fee for each meeting attended by telephonic participation lasting less than one hour. Such fees for telephonic participation are no longer paid, except in special circumstances upon application to the Compensation Committee and approval by the board of directors. In addition, the chair of our audit committee receives an additional $7,000 for the chair’s service and the chairs of our compensation and nominating committees receive an additional $5,000 for the chair’s services. All cash payments to directors will be made quarterly in arrears. Our non-employee directors also receive a grant of options to acquire 10,000 shares of our common stock on the first business day following their first election or appointment and a grant of options to acquire 20,000 shares of our common stock on the first business day following each annual meeting of stockholders at which they are re-elected to the board, which will vest semi-annually over three years. The per share exercise price of these options will be equal to the market price of our common stock on the date of grant.

On March 13, 2008, in connection with the consummation of our acquisition of The Clark Group, Inc., we granted a ten-year option to purchase 10,000 shares of our common stock at an exercise price of $4.06 per share (the closing price of the Company’s common stock on the NYSE Amex on the date of the grant), vesting in six equal semiannual installments, to Messrs. Bowers, Burns, Cook, Levy and McInnes, each a then non-employee director of ours, and to Mr. James J. Martell, a former non-employee director of ours.

2007 Long-Term Incentive Equity Plan

The plan reserves 930,000 shares of our common stock for issuance in accordance with its terms. All of our officers, directors, employees and consultants are eligible to be granted awards under the plan. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of ours or a related corporation. The maximum award to any holder in any calendar year is not to exceed 600,000 shares of common stock in the aggregate. The plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until February 12, 2018. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of awards.

Equity Compensation Plan Information

As at January 3, 2009, we have the following equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders*	126,250	$3.48	803,750
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	126,250	$3.48	803,750

*	Our stockholders approved the 2007 Long-Term Incentive Equity Plan on February 11, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based upon copies of such forms received, we are aware of the following filings that were not timely made:

•	Form 4 for Charles Royce filed on March 11, 2008 reporting the exercise on February 28, 2008 of a put option (obligation to buy) for 45,000 shares of common stock at a price of $8.03.
•	Form 4 for James J. Martell filed on March 13, 2008 reporting the exercise on February 28, 2008 of a put option (obligation to buy) for 40,000 shares of common stock at a price of $8.03.
•	Form 4 for Gregory E. Burns filed on March 13, 2008 reporting the exercise on February 28, 2008 of a put option (obligation to buy) for 35,000 shares of common stock at a price of $8.03.
•	Form 4 for James J. Martell filed on March 18, 2008 reporting the grant on March 13, 2008 of a stock option for 10,000 shares of common stock exercisable at $4.06 per share.
•	Form 3 for Charles H. Fischer, III filed on June 5, 2008 reporting that Mr. Fischer became an executive officer of ours on February 12, 2008.
•	Form 3 for David Gillis filed on June 24, 3008 reporting that Mr. Gillis became a special advisor to the board on February 12, 2008.
•	Form 4 for David Gillis filed on June 24, 3008 reporting the grant on June 18, 2008 of a stock option for 10,000 shares of common stock exercisable at $4.06 per share.

Based solely on copies of such forms received or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended January 3, 2009, all other filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Ethics

In February 2006, our board of directors adopted a code of ethics that applies to our directors, officers and employees as well as those of our subsidiaries. Requests for copies of our code of ethics should be sent in writing to Clark Holdings Inc., 121 New York Avenue, Trenton, New Jersey 08638.

Certain Relationships and Related Transactions

Related Party Policy

Our written Code of Ethics requires us to avoid, wherever possible, all related person transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). SEC rules generally define related person transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related person transactions to the extent we enter into such transactions. The audit committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related person, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related person transactions. These written policies and procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Party Transactions

Prior Common Stock and Warrant Issuances.  In September 2005, we issued 2,500,000 shares (“Founders’ Shares”) of our common stock to the individuals set forth below for approximately $1,000 in cash, at an average purchase price of approximately $.0004 per share, as follows:

Name	Number of Shares	Relationship to Us
James Martell	787,500	Former Chairman of the Board
Gregory Burns, CFA	787,500	Director and President and Chief Executive Officer
Mitchel Friedman	343,750	Former Chief Financial Officer, Treasurer and Corporate Secretary
Donald McInnes	62,500	Director
Edward Cook	62,500	Director
Maurice Levy	50,000	Director
John Burns, Jr.	31,250	Former Special Advisor
Charles Royce	375,000	Stockholder

In January 2006, Mr. Friedman gifted 62,500 of the shares of our common stock he received in the above-referenced issuance to Mr. Martell.

In connection with the closing of our initial public offering in February 2006, we issued 2,272,727 initial stockholder warrants (“Founders’ Warrants”) to the individuals set forth below for approximately $2,500,000 in cash, at an average purchase price of $1.10 per warrant as follows:

Name	Number of Initial Stockholder Warrants	Relationship to Us
James Martell	431,818	Former Chairman of the Board
Gregory Burns, CFA	386,364	Director and President and Chief Executive Officer
Mitchel Friedman	90,909	Former Chief Financial Officer, Treasurer and Corporate Secretary
Donald McInnes	59,091	Director
Edward Cook	90,909	Director
Maurice Levy	27,273	Director
John Burns, Jr.	181,818	Former Special Advisor
Charles Royce	1,004,545	Stockholder

Escrow Agreements.  In connection with our initial public offering, the holders of the Founders’ Shares entered into lock-up agreements with BB&T Capital Markets restricting the sale of their Founders’ Shares, which expired on August 12, 2008, six months after the Acquisition (“Lock-Up Agreement”).

Upon the closing of the Acquisition, the holders of the Founders’ Shares, other than Mitchel Friedman and Sandy Smith, placed an aggregate of 1,173,438 of their Founders’ Shares into escrow pursuant to a Stockholder Escrow Agreement (“Escrow Agreement”). Of the 1,173,438 shares placed in escrow: Mr. Martell placed 400,000, Mr. Gregory E. Burns 381,250, Messrs. McInnes and Cook 31,250 each, Mr. Levy 25,000, Mrs. Royce 281,250 and Mr. John Burns 23,438. The Founders’ Shares will only be released from escrow if, and only if, prior to the fifth anniversary of the closing, the last sales price of our common stock equal or exceeds $11.50 per share for any 20 trading days within a 30 day trading day period. Upon satisfaction of this condition, the stockholders may send a notice to the trustee that the conditions have been met. Upon verification by the independent trustee, shares shall be released to the holders. If such condition is not met, the shares placed in escrow will be cancelled. The release condition may not be waived by us or by our board of directors in any circumstances. The terms of the escrow agreement will restrict the holders from selling or otherwise transferring the escrowed shares during the period the escrow arrangement is in effect, subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, the death of the holder and transfers to an estate or beneficiaries, provided that the recipients agree to remain subject to the arrangement. As of April 30, 2009, the release condition had not been met.

As a result of the condition to which the escrowed shares will be subject, such shares will be considered as contingent shares and, as a result, are not included in the pro forma income (loss) per share calculations. Accordingly, we will be required to recognize a charge based on the fair value of the shares over the expected period of time it will take to achieve the target price. Based on our share price of $5.08 on February 12, 2008 and an estimated 5 year performance horizon, such non-cash charge would be approximately $1,192,200 per year.

Registration Rights.  The holders of the majority of the above-referenced shares, including the shares of common stock underlying the above-referenced Founders’ Warrants, are entitled to make up to two demands that we register such shares, the Founders’ Warrants and the shares of common stock underlying the Founders’ Warrants. The holders of the majority of these shares, including the shares of common stock underlying the Founders’ Warrants, can elect to exercise these registration rights at any time. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements.

Other Transactions.  From February 2006 until the consummation of the Acquisition, we paid Blue Line Advisors, Inc., a private company wholly-owned and controlled by our President and Chief Executive Officer, Mr. Burns, approximately $7,500 per month for office space and administrative support services. For the 53 weeks ended January 3, 2009, and the year ended December 31, 2007, the Company incurred $24,000 and $90,000, respectively, for the space and services.

We reimbursed our officers and directors for any out-of-pocket business expenses incurred by them prior to the Acquisition in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. In accordance with this arrangement, we paid an aggregate of $24,633 to our officers and directors.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation of any kind, including finder’s and consulting fees, was paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the Acquisition, other than pursuant to our administrative services agreement with Blue Line Advisors, Inc.

On January 2, 2007, Messrs. Martell and Burns transferred an aggregate of 75,000 shares of common stock from their initial pre-IPO holdings to Sandy Smith, a consultant who provided due diligence services to the Company. This transaction by principal stockholders is considered an expense of the Company and a contribution of capital. The shares have been valued at the stock price at the close of business at the date of transfer or $573,000. This charge is included in operating costs on the accompanying statement of operations. In 2008, the Company purchased $22,500 of consulting services from the same individual.

On October 4, 2007, the Company’s certain principal stockholders loaned the Company approximately $340,000 to fund its expenses in excess of those paid from non-Trust Account funds. The loans were evidenced by promissory notes that bear interest at 10% per annum and were non-recourse against the Trust Account. These notes were repaid on February 13, 2008, in conjunction with the Acquisition.

On January 30, 2008, certain directors of the Company loaned the Company $65,000 each to fund expenses in excess of those paid from the non-Trust Account funds. The notes were evidenced by promissory notes that bear interest at 10% per annum and were non-recourse against the Trust Account. These notes were also repaid on February 13, 2008, in conjunction with the Acquisition.

On February 1, 2008, we entered into an agreement with Cherokee pursuant to which Cherokee Capital Management, LLC (“Cherokee”) purchased 2,380,000 shares of our common stock that were issued in our initial public offering from holders of such shares who had indicated their intention to vote against the proposal to approve the Acquisition (“Acquisition Proposal”) that was considered at our special meeting of stockholders initially convened on February 7, 2008, adjourned until February 8, 2008 and further adjourned until February 11, 2008. Pursuant to the agreement, Cherokee used reasonable efforts to obtain proxies from the sellers so that the shares could be voted in favor of the proposal or to cause the sellers to so vote such shares. We granted Cherokee certain demand and piggy-back registration rights with respect to the shares following the closing of the Acquisition. Pursuant to the agreement, Messrs. Martell, Burns and Levy and Mitchel Friedman (our former Chief Financial Officer and holder of founder’s shares) transferred 380,000 of their Founders’ Shares to Cherokee upon the consummation of the Acquisition, subject to the Lock-Up Agreement. We granted Cherokee demand and piggy-back registration rights with respect to such shares, effective upon the expiration of the six-month period prescribed by the Lock-Up Agreement, that are consistent with the registration rights the our founders have with respect to their Founders’ Shares. On February 1, 2008, we also entered into an agreement with Messrs. Martell, Burns, McInnes, Royce and Cook, pursuant to which they purchased an additional 299,800 shares from holders who had indicated their intention to vote against the Acquisition Proposal. Purchases by the founders were made in open market transactions in accordance with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934.

On February 8, 2008, we entered into a second agreement with Cherokee, pursuant to which Cherokee purchased 820,000 shares of our common stock that were issued in our public offering from holders of such shares who had indicated their intention to vote against the Acquisition Proposal. Such purchases were in addition to the 2,380,000 shares purchased by Cherokee pursuant to the February 1, 2008 agreement. Cherokee used reasonable efforts to obtain proxies from the sellers so that the shares could be voted in favor of the proposal or to cause the sellers to so vote the additional shares. We granted Cherokee demand and piggy-back registration rights with respect to the 820,000 additional shares, subject to a 180-day lock-up provision, with release from the lock-up to be allowed for block trades or other significant trades that are effected in an orderly manner. Messrs. Martell, Burns and Charles Royce, one of our founding stockholders, gave Cherokee a 30-day “put” option that required them to purchase 120,000 of such additional shares from Cherokee at $8.03 per share, the price at which they were purchased by Cherokee. The put option was exercised by Cherokee on February 28, 2008 and the shares purchased by Messrs. Martell, Burns and Royce on March 6, 2008. Pursuant to the agreement, each of Messrs. Martell and Burns also transferred 37,500 shares and Mr. Friedman transferred 25,000 shares of our common stock to Cherokee upon the closing of the Acquisition. All 100,000 shares were subject to the Lock-Up Agreement. We also granted Cherokee demand and piggy-back registration rights with respect to all of the shares being transferred to it by the our founders effective upon the expiration of the six-month lock-up period, in addition to having the same registration rights as the our founders had with respect to such shares, subject to shares subject to escrow arrangements being released therefrom.

The Company provides logistics and transportation services for Anderson Merchandisers, LP, related through common ownership. The revenue related to these services was $2,806,000 and $0 for the 53 weeks ended January 3, 2009, and the year ended December 31, 2007, respectively, and is included in gross revenues. Accounts receivable included in the consolidated balance sheet from Anderson Merchandisers, LP, was $333,000 and $0 as of January 3, 2009, and December 31, 2007, respectively.

The Company purchases transportation services from Prologix Distribution Services (East), LLC, related through common ownership. Such purchases were $120,000 and $0 for the 53 weeks ended January 3, 2009, and year ended December 31, 2007, respectively, and are included in freight expense. There were no amounts payable to the Company from Prologix Distribution Services (East), LLC at January 3, 2009, and December 31, 2007.

We intend to require that all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our non-interested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Certified Public Accountant

Our audit committee has selected Parente Randolph, LLC (“Parente”) as our independent auditors for the fiscal year ending January 2, 2010. Parente was our independent auditor for the fiscal year ended January 3, 2009. Representatives of Parente are expected to be present at the annual meeting. The representatives of Parente will have the opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Change of Certified Accountant in April 2008

Effective April 17, 2008, our audit committee approved the termination of the engagement of Eisner LLP (“Eisner”) and the engagement of Parente as the principal accountant to audit our financial statements.

Eisner’s report on the financial statements for the years ended December 31, 2007 and 2006 and for the period from September 1, 2005 (date of inception) through December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Eisner also audited the Company’s internal control over financial reporting as of December 31, 2007 and expressed that the Company did not maintain effective internal control because of a material weakness as described in the report.

During the fiscal years ended December 31, 2006 and 2007 and through April 17, 2008, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused Eisner to make reference to the subject matter of the disagreements in connection with its report.

During the fiscal years ended December 31, 2006 and 2007 and through April 17, 2008, there were no “reportable events” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The Company provided Eisner with a copy of the disclosures made pursuant to Item 4.01 of the Current Report on Form 8-K/A, filed on April 22, 2008, with respect to the change in accountants. The Company requested Eisner to furnish a letter addressed to the Commission, attached to the Current Report as Exhibit 16, stating whether it agreed with such disclosures, and, if not, stating the respects in which it did not agree.

During the fiscal years ended December 31, 2006 and 2007 and the interim period preceding the engagement of Parente, the Company did not consult Parente regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Parente concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Audit Fees

During the fiscal year ended January 3, 2009, we paid $160,000 to Parente in connection with the review of our Quarterly Reports on Form 10-Q. In addition, we paid $150,482 to Eisner in connection with services associated with the audit for fiscal year 2007, certification under Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and for services associated with the definitive proxy dated January 28, 2008. Subsequent to the year ended January 3, 2009, we incurred a fee from Parente of approximately $110,000 for the audit of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2009. The aggregate of such fees paid and accrued to Parente is $270,000 and to Eisner is $150,482.

During the fiscal year ended December 31, 2007, we did not pay any audit fees to Parente and we paid an aggregate of $191,901 in audit fees to Eisner in connection with services associated with the preparation of our definitive proxy statement dated January 28, 2008.

Audit-Related Fees

During the fiscal years ended January 3, 2009 and December 31, 2007, we did not pay to Parente any fees for assurance or related services reasonably related to the performance of the audit or review of financial statements that were not reported above. During the fiscal year ended December 31, 2007, we did not pay

Eisner any fees for assurance or related services reasonably related to the performance of the audit or review of financial statements that were not reported above. During the fiscal year ended January 3, 2009, we paid and accrued expenses to Eisner in the amount of $158,772 for consulting assistance with the company preparing its certification for such fiscal year under Section 404(a) of the Sarbanes-Oxley Act.

Tax Fees

During the fiscal years ended January 3, 2009 and December 31, 2007, we did not pay to Parente any fees for tax compliance, tax advice or tax planning. We paid Eisner $4,600 in connection with the preparation of taxes for the fiscal year ended December 31, 2007.

All Other Fees

During the fiscal years ended January 3, 2009 and December 31, 2007, we did not pay to Parente or Eisner any fees for products or services provided by Parente and Eisner other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

During the fiscal years ended January 3, 2009 and December 31, 2007, our audit committee approved all audit-related, tax or other services provided by our principal accountant prior to its engagement for such purpose. On a going forward basis, the audit committee will continue to approve all services provided and fees earned by our principal accountant prior to its engagement.

OTHER INFORMATION

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

2010 Annual Meeting Stockholder Proposals and Nominations

In order for any stockholder proposal or nominations to be presented at the annual meeting of stockholders to be held in 2010 or to be eligible for inclusion in our proxy statement for such meeting, they must be received by us at our principal executive offices by January 7, 2010. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the stockholder making the proposal and the disclosure of that stockholder’s number of shares of common stock owned, length of ownership of the shares, representation that the stockholder will continue to own the shares through the stockholder meeting, intention to appear in person or by proxy at the stockholder meeting and material interest, if any, in the matter being proposed.

Stockholder nominations for persons to be elected as directors should include the name and address of the stockholder making the nomination, a representation that the stockholder owns shares of common stock entitled to vote at the stockholder meeting, a description of all arrangements between the stockholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Securities Exchange Act of 1934, as amended, and a consent to nomination of the person so nominated.

Stockholder proposals and nominations should be addressed to Clark Holdings Inc., Attention: Corporate Secretary, 121 New York Avenue, Trenton, New Jersey 08638.

Other Stockholder Communications with our Board of Directors

Our board of directors provides a process for stockholders and interested parties to send communications to the board. Stockholders and interested parties may communicate with our board of directors, any committee chairperson or our non-management directors as a group by writing to the board or committee chairperson in care of Clark Holdings Inc., Attention: Corporate Secretary, 121 New York Avenue, Trenton, New Jersey 08638. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

Discretionary Voting of Proxies

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2010 annual meeting of stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Trenton, New Jersey, not later than March 23, 2010.

Other Matters

The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Donald G. McInnes
Chairman of the Board of Directors

Trenton, New Jersey
May 7, 2009

ANNEX A

CLARK HOLDINGS INC.
(THE “CORPORATION”)
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors of the Corporation, pursuant to authority delegated to it by the Board, to monitor (a) the integrity of the financial statements of the Corporation, (b) the independent auditor’s qualifications and independence, (c) the performance of the Corporation’s internal audit function and independent auditors, (d) the compliance by the Corporation with legal and regulatory requirements, and (e) until the consummation of a Business Combination (as defined in the Corporation’s Amended and Restated Certificate of Incorporation), to review and ensure compliance with Article Sixth and Article Tenth of the Corporation’s Amended and Restated Certificate of Incorporation.

The Audit Committee shall prepare the report required by the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement.

Committee Membership and Function

The Audit Committee of the Corporation shall at all times have at least three members who are Independent Board Members. “Independent Board Members” are Corporation Directors who are “independent directors” (as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules) and meet the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission, including the requirement that they not accept directly or indirectly any consulting, advisory, or other compensation from the Corporation (other than Directors’ fees received in his or her capacity as a member of the Audit Committee, Board of Directors or another committee of the Board). The Board of Directors shall designate the members of the Audit Committee. The Board of Directors shall have the power at any time to change the membership of the Audit Committee, to fill all vacancies, and to designate alternate members to replace any absent or disqualified members, so long as the Audit Committee shall at all times have at least three members and be composed solely of Independent Board Members. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall select its Chairman.

As a matter of best practices, the Audit Committee will endeavor to have at least one of its members with the requisite qualifications to be designated by the Board of Directors as an “audit committee financial expert,” as such term is defined by the Sarbanes-Oxley Act of 2002 and rules adopted thereunder from time to time (“Sarbanes-Oxley Act”). To that end, the Audit Committee shall consider at least annually whether one or more of its members qualifies to be designated by the Board as an “audit committee financial expert.” The Audit Committee shall report the results of its deliberations to the Board of Directors for further action as appropriate, including, but not limited to, a determination by the Board of Directors that the Audit Committee membership includes or does not include one or more “audit committee financial experts” and any related disclosure to be made concerning this matter. If a vacancy exists due to the retirement or resignation of a member of the Audit Committee who has been designated as an “audit committee financial expert,” the Board will, as a matter of best practices, endeavor to fill such vacancy with another “audit committee financial expert,” as soon as reasonably practicable thereafter. The designation of a member of the Audit Committee as an “audit committee financial expert” will not increase the duties, obligations or liability of the designee as compared to the duties, obligations and liability imposed on the designee as a member of the Audit Committee and of the Board of Directors.

Notwithstanding the foregoing, for so long as the Corporation’s common stock is registered under the Exchange Act, (i) the Audit Committee shall at all times have at least one member that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and (ii) all members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Committee Authority and Responsibilities

The function of the Audit Committee is oversight. Management(1) is primarily responsible for maintaining appropriate systems for accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent accountants are primarily responsible for planning and carrying out a proper audit of the Corporation’s annual financial statements in accordance with generally accepted accounting standards. The independent accountants are accountable to the Board of Directors and the Audit Committee, as representatives of the Corporation’s shareholders. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Corporation’s independent accountants (subject, if applicable, to shareholder ratification.)

In fulfilling their responsibilities thereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation or management and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to set auditor independence standards. Each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons within and outside the Corporation and management from which it receives information, (b) the accuracy of the financial and other information provided to the Audit Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and (c) statements made by the officers and employees of the Corporation or other third parties as to any information technology, internal audit and other non-audit services provided by the independent accountants to the Corporation. In carrying out its responsibilities, the Audit Committee’s policies and procedures shall be adapted, as appropriate, to best react to a changing environment.

The Audit Committee shall be given the resources and authority appropriate to discharge its responsibilities, including the authority to retain experts, independent counsel or consultants at the expense of the Corporation. The Audit Committee shall also be given the resources, as determined by the Audit Committee, for payment of (a) compensation to any registered independent public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and (b) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall review this Charter at least once annually and recommend any changes to this Charter that it deems appropriate to the full Board of Directors. The Audit Committee shall have such further responsibilities as are given to it from time to time by the Board of Directors. The Audit Committee shall consult, on an ongoing basis, with management, the independent accountants and counsel as to legal or regulatory developments affecting its responsibilities, as well as relevant tax, accounting and industry developments.

Nothing in this Charter shall be interpreted as diminishing or derogating from the responsibilities of the Board of Directors.

Pursuant to authority granted to it by the Board of Directors, the responsibilities of the Audit Committee are:

Retention of Independent Accountants and Approval of Services

1.	To select or retain each year a firm or firms of independent accountants to audit the accounts and records of the Corporation, to approve the terms of compensation of such independent accountants (including negotiating and executing on behalf of the Corporation engagement letters) and to terminate such independent accountants as it deems appropriate.

(1)	For purposes of this Charter, the term “management” means the appropriate officers of the Corporation. Also, for purposes of this Charter, the phrase “internal accounting staff” means the appropriate officers and employees of the Corporation.

2.	To pre-approve any independent accountants’ engagement to render audit and/or permissible non-audit services (including the fees charged and proposed to be charged by the independent accountants), subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Exchange Act, and as otherwise required by law.
3.	The Audit Committee may delegate its pre-approval responsibilities to one or more of its members. The member(s) to whom such responsibility is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Oversight of the Corporation’s Relationship with the Independent Accountants

4.	To obtain and review a report from the independent accountants at least annually regarding:
(a)	the independent accountants’ internal quality-control procedures;
(b)	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;
(c)	any steps taken to deal with any such issues; and
(d)	all relationships between the independent accountants and the Corporation.
5.	To evaluate the qualifications, performance and independence of the independent accountants, including the following:
(a)	evaluating the performance of the lead partner, and the quality and depth of the professional staff assigned to the Corporation;
(b)	considering whether the accountant’s quality controls are adequate;
(c)	considering whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence; and
(d)	taking into account the opinions of management and the internal accounting staff.

The Audit Committee shall present its conclusions with respect to the independent accountants to the Board.

6.	To ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. To consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent accounting firm on a regular basis.
7.	To recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Corporation.
8.	To discuss with the national office of the independent accountants issues on which they were consulted by the Corporation’s audit team and matters of audit quality and consistency.
9.	To consider the effect on the Corporation of:
(a)	any changes in accounting principles or practices proposed by management or the independent accountants;
(b)	any changes in service providers, such as the Corporation’s accountants, that could impact the Corporation’s internal controls; and
(c)	any changes in schedules (such as fiscal or tax year-end changes) or structures or transactions that require special accounting activities or resources.
10.	To review a presentation by the independent accountants with respect to any applicable Federal tax matters.

11.	To annually review a formal written statement from the independent accountants delineating all relationships between the independent accountants and the Corporation, consistent with applicable standards of the Independence Standards Board, and discussing with the independent accountants their methods and procedures for insuring independence.
12.	To evaluate the efficiency and appropriateness of the services provided by the independent accountants, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.
13.	To discuss with the Corporation’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Financial Statements and Disclosure Matters

14.	To review and discuss with management and the independent accountants the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.
15.	To review and discuss with management and the independent accountants the Corporation’s quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements.
16.	Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
17.	Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet items on the Corporation’s financial statements.
18.	To meet with the Corporation’s independent accountants at least four times during each fiscal year, including private meetings, and review written materials prepared by the independent accountants, as appropriate.
(a)	to review the arrangements for and the scope of the annual audit and any special audits or other special permissible services;
(b)	to review the Corporation’s financial statements and to discuss any matters of concern arising in connection with audits of such financial statements, including any adjustments to such statements recommended by the independent accountants or any other results of the audits;
(c)	to consider and review, as appropriate and in consultation with the independent accountants, the appropriateness and adequacy of the Corporation’s financial and accounting policies, procedures and internal accounting controls and, as appropriate, the internal controls of key service providers, and to review management’s responses to the independent accountants’ comments relating to those policies, procedures and controls, and to any special steps adopted in light of material control deficiencies;
(d)	to review with the independent accountants their opinions as to the fairness of the financial statements;
(e)	to review and discuss quarterly reports from the independent accountants relating to:
(1)	all critical accounting policies and practices to be used;
(2)	all alternative treatment of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and

(3)	other material written communications between the independent accountant and management, such as any management letter, or schedule of unadjusted differences.

Compliance Oversight

19.	To obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.
20.	To investigate, when the Audit Committee deems it necessary, improprieties or suspected improprieties in Corporation operations.
21.	To establish and maintain procedures for the following, including considering exceptions to and responding to alleged violations of such procedures as the Audit Committee shall consider appropriate:
(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and
(b)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
22.	To discuss with management, the independent accountants, outside counsel, as appropriate, and, in the judgment of the Audit Committee, such special counsel, separate accounting firm and other consultants and advisors as the Audit Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.
23.	To discuss with the Corporation’s counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

Oversight of Corporation’s Internal Audit Function

24.	To recommend to the Board of Directors the appointment of the Corporation’s principal accounting officer and principal financial officer.
25.	To review the results of management’s efforts to monitor compliance with the Corporation’s programs and policies designed to ensure adherence to applicable laws and rules, including the Corporation’s Code of Ethics (the “Code”) adopted pursuant to the Sarbanes-Oxley Act.
26.	To consider whether to grant any approvals or waivers sought under the Corporation’s Code.
27.	To review any alleged violations under the Corporation’s Code and to make any recommendations to the Board of Directors as it deems appropriate.
28.	To require the Treasurer or other appropriate officers of the Corporation, internal accounting staff, and individuals with internal audit responsibilities, on such reasonable notice as the Audit Committee may provide, to meet with the Audit Committee for consultation on audit, accounting and related financial matters.
29.	To review disclosures made to the Audit Committee by the Corporation’s chief executive officer and chief financial officer, or persons performing similar roles, during their certification process for the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses in such controls, and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.
30.	To discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.
31.	Periodically, to meet in separate session with the independent accountants, internal auditors or other personnel responsible for the internal audit function, as appropriate, and management to discuss any matters the Audit Committee, the independent accountants, the internal auditors or management believe should be discussed privately.

Oversight of Special Purpose Acquisition Company (“SPAC”) Structure

32.	To review and discuss with management the Corporation’s compliance with the provisions set forth in Article Sixth and Article Tenth of the Corporation’s Amended and Restated Certificate of Incorporation governing the Corporation’s structure as a SPAC and any Agreements (as defined in the Corporation’s Amended and Restated Certificate of Incorporation) referenced therein (collectively, the “SPAC Provisions”).
33.	To investigate, when the Audit Committee deems it necessary, deviations or suspected deviations with respect to compliance with the SPAC Provisions.
34.	To discuss with the Corporation’s counsel legal matters that may have a material impact on compliance with the SPAC Provisions.
35.	To ensure that the resignation or retention of the Corporation’s management is not included as a condition, at the Corporation’s request, in any agreement with respect to a Business Combination.
36.	To take all actions as the Audit Committee may deem necessary and appropriate to ensure compliance with the SPAC Provisions, including directing the officers of the Corporation to enforce the SPAC Provisions.

Other

37.	To report its activities to the Board on a regular basis and to make such recommendations with respect to the matters described above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly, and is empowered to hold special meetings as circumstances require. The Chairman of the Audit Committee or any two members of the Audit Committee may fix the time and place of the Audit Committee’s meetings unless the Board of Directors shall otherwise provide. Members of the Audit Committee may participate in a meeting by telephone or similar communications equipment if all persons participating can hear each other at the same time. Any action required or permitted to be taken at a meeting of the Audit Committee may also be taken without a meeting if all members of the Audit Committee consent thereto in writing. The Audit Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in the Corporation’s minute book. The Audit Committee may invite any Director who is not a member of the Audit Committee, management, counsel, representatives of service providers or other persons to attend meetings and provide information as the Audit Committee, in its sole discretion, considers appropriate.

One third, but not less than two, of the members of the Audit Committee shall be present at any meeting of the Audit Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, so long as such appointee is an Independent Board Member.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ANNEX B

CLARK HOLDINGS INC.

Nominating Committee Charter

The Nominating Committee’s responsibilities and powers as delegated by the board of directors are set forth in this charter. Whenever the Committee takes an action, it shall exercise its independent judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

I. Purpose

As set forth herein, the Committee shall, among other things, discharge the responsibilities of the board of directors relating to the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members and committee composition and structure.

II. Membership

The Committee shall consist of at least three members of the board of directors as determined from time to time by the board. Each member shall be “independent” in accordance with the listing standards of the American Stock Exchange, as amended from time to time.

The board of directors shall elect the members of this Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the provisions below. Unless a chair is elected by the board of directors, the members of the Committee shall designate a chair by majority vote of the full Committee membership.

A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written notice of removal, to take effect at a date specified therein, or upon delivery of such written notice to such member if no date is specified.

III. Meetings and Committee Action

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities. Meetings of the Committee shall be called by the chairman of the Committee upon such notice as is provided for in the by-laws of the company with respect to meetings of the board of directors. A majority of the members shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The Committee shall report its minutes from each meeting to the board of directors.

The chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee or minutes of a meeting of the Committee executed by the secretary setting forth the names of the members of the Committee present at the meeting or actions taken by the Committee at the meeting shall be sufficient evidence at all times as to the members of the Committee who were present, or such actions taken.

IV. Committee Authority and Responsiblities

•	Developing the criteria and qualifications for membership on the board.
•	Recruiting, reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors.
•	Reviewing candidates proposed by stockholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.
•	Establishing subcommittees for the purpose of evaluating special or unique matters.

•	Monitoring and making recommendations regarding committee functions, contributions and composition.
•	Evaluating, on an annual basis, the Committee’s performance.

VI. Reporting

The Committee shall prepare a statement each year concerning its compliance with this charter for inclusion in the Company’s proxy statement.

CLARK HOLDINGS INC.

Board of Director Candidate Guidelines

The Nominating Committee of Clark Holdings Inc. (the “Company”) will identify, evaluate and recommend candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge and experience. Nominations to the Board may also be submitted to the Nominating Committee by the Company’s stockholders in accordance with the Company’s policy, a copy of which is attached hereto. Candidates will be reviewed in the context of current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting this assessment, the Committee will consider and evaluate each director-candidate based upon its assessment of the following criteria:

•	Whether the candidate is independent pursuant to the requirements of the American Stock Exchange.
•	Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.
•	Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.
•	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.
•	Whether the candidate has knowledge of the Company and issues affecting the Company.
•	Whether the candidate is committed to enhancing stockholder value.
•	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.
•	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.
•	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.
•	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.
•	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.
•	Whether the candidate is able to suggest business opportunities to the Company.

Stockholder Recommendations for Directors

Stockholders who wish to recommend to the Nominating Committee a candidate for election to the Board of Directors should send their letters to 121 New York Avenue, Trenton, New Jersey, 08638, Attention: Nominating Committee. The Corporate Secretary will promptly forward all such letters to the members of the Nominating Committee. Stockholders must follow certain procedures to recommend to the Nominating Committee candidates for election as directors. In general, in order to provide sufficient time to enable the Nominating Committee to evaluate candidates recommended by stockholders in connection with selecting candidates for nomination in connection with the Company’s annual meeting of stockholders, the Corporate Secretary must receive the stockholder’s recommendation no later than thirty (30) days after the end of the Company’s fiscal year.

The recommendation must contain the following information about the candidate:

•	Name;
•	Age;
•	Business and current residence addresses, as well as residence addresses for the past 20 years;

•	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);
•	Educational background;
•	Permission for the Company to conduct a background investigation, including the right to obtain education, employment and credit information;
•	The number of shares of common stock of the Company beneficially owned by the candidate;
•	The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and
•	A signed consent of the nominee to serve as a director of the Company, if elected.

CLARK HOLDINGS INC.  PROXY
Solicited By The Board Of Directors
for Annual Meeting To Be Held on June 2, 2009

The undersigned Stockholder(s) of Clark Holdings Inc., a Delaware corporation (“Company”), hereby appoint(s) Gregory E. Burns and Stephen M. Spritzer, or either of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 2, 2009 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

1.	Election of the following Directors:

FOR all nominees listed below except as
marked to the contrary below ☐

WITHHOLD AUTHORITY to vote for all
nominees listed below ☐

Gregory E. Burns and Kenneth L. Saunders

INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the following space:

2.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

FOR ☐        AGAINST ☐        ABSTAIN ☐

☐ I plan on attending the Annual Meeting.

Signature

Date

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.